UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2008

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ECOSPHERE TECHNOLOGIES, INC.

 (Exact name of registrant as specified in its charter)

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Delaware	000-25663	65-0841549
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E Lionel Terrace, Stuart, FL 34997

 (Address of Principal Executive Office) (Zip Code)

(772) 287-4846

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On April 24, 2008, Ecosphere Technologies, Inc. (the “Company”) amended the 2006 Equity Incentive Plan (the “Plan”) to clarify the timing of automatic annual grants to its non-employee directors (excluding any director who serves as a consultant) (the “Directors”).  Previously under the Plan, the Directors received annual grants following the date of re-election or re-appointment.  As a result of the Company not holding an annual meeting in 2007, no grants were made in 2007.

The Plan amendment provides for the current Directors who did not receive 2007 grants to receive a grant of common stock as compensation for their service on the Board of Directors and Committees in 2007, effective as of April 30, 2008.  Furthermore, in the future, the Plan will provide for automatic annual grants on July 1 of each year for Directors and Committee Members.  The grants vest over a three-year period, subject to continued service on the applicable vesting dates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

By:	/s/ Dennis McGuire
Dennis McGuire Chief Executive Officer

Date: April 30, 2008